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EXHIBIT 10.7
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 9th day of April, 1998, by and between PAUL W. HENRY an individual whose principal address is at 56 Lawrence Road, Chestnut Hill, Massachusetts 02167, (the "Consultant"), and TELESERVICES INTERNATIONAL GROUP INC., a corporation whose principal place of business is at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (the "Client").

         WHEREAS, the Consultant is willing and capable of providing various consulting services, hereinafter defined, for and on behalf of the Client; and

         WHEREAS, the Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

                  It is acknowledged and agreed by the Client that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the consulting advisory services to be provided to the Client hereunder shall not be rendered in connection with the offer and sale of securities in a capital raising transaction.

         2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to Client and representatives and agents of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

         3. Term of Agreement. The term of this Agreement shall commence on the date hereof, and shall terminate on May 31, 2000; subject, however, to prior termination as hereinafter provided.

         4. Compensation. In full consideration of the services to be provided for the Client by the Consultant, as fully set forth in Exhibit A, upon execution of this Agreement, the Client agrees to compensate Consultant in the manner set forth on Exhibit B.

         5. Expenses. Consultant shall be solely responsible for all expenses and disbursements anticipated to be made in connection with its performance under this Agreement, except for those to be paid by Client as set forth on Exhibit B.

         6. Termination. This Agreement may be terminated at any time and for any reason by either party hereof upon receipt of written notice by the non-terminating party, and all future rights and obligations of both parties, as set forth in Exhibits A and B, shall immediately cease.

         7. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of this
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Initials:   Consultant____   Client____                                  Page 1



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Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

         8. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of Consultant's performance of consulting services for any other person which could conflict with Consultant's obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities.

         9. Disclaimer of Responsibility for Acts of the Client. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or its affiliates, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

         10. Indemnity by the Client. The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Client herein; or (c) negligent actions or omissions of the Client or any employee or agent of the Client, or any reckless or willful misconduct, occurring during the term hereof with respect to any of the decisions made by the Client.

         11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail or overnight courier to the principal office of each party.

         12. Waiver or Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

         13. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

         14. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, shall be brought only in a court of competent jurisdiction within the county of Pinellas, Florida.

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         15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

         17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

         18. Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         19. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


CONSULTANT:                         CLIENT:

PAUL W. HENRY                       TELESERVICES INTERNATIONAL GROUP INC.



                                     By:
-----------------------------           --------------------------------------
                                          Robert P. Gordon, Chairman



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                                    EXHIBIT A


CONSULTANT AGREES TO PROVIDE THE FOLLOWING SERVICES TO CLIENT:


         Consultant shall make himself available to consult with Client and representatives and agents of Client, as requested by Client, for and in connection with the duties of the offices of Secretary and Treasurer, as described in the Bylaws of Client.




CONSULTANT:                             CLIENT:

PAUL W. HENRY                           TELESERVICES INTERNATIONAL GROUP INC.



                                        By:
-------------------------------            ------------------------------------
                                              Robert P. Gordon, Chairman




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                                                                       Exhibit A



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                                    EXHIBIT B

UPON EXECUTION HEREOF, FOR ALL SERVICES RENDERED BY CONSULTANT UNDER THIS AGREEMENT, THE CLIENT AGREES TO COMPENSATE CONSULTANT AS FOLLOWS:

         Client shall pay to Consultant a consulting fee of $5,000 per month, such fee to be increased to $15,000 per month as of the later of (a) June 30, 1998 or (b) the end of the period when Consultant is paid $10,000 or more per month, exclusive of severance pay, for his services as a consultant to the estate of Phoenix Information Systems Corp.

         Client shall grant to Consultant options to acquire one million (1,000,000) shares of common stock of Client, exercisable for a period of five
(5) years at an exercise price of $.30 per share. The options shall vest and become exercisable at the rate of 250,000 upon execution of this Agreement, and at the rate of 30,000 every month thereafter, so long as Client continues to perform services for Client as a consultant or an employee.

         Client shall reimburse Consultant for reasonable and necessary expenses, pre-approved by the Client, incurred while performing services for Client, upon presentation by Consultant of an itemized account of such authorized expenditures. However, Consultant shall be responsible for paying his routine travel expenses and lodging between Massachusetts and St. Petersburg, Florida.

         If, during the term of this Agreement, Client requests Consultant to travel to Florida on a date or dates that are not during Consultant's routine travel schedule to Florida, (e.g., for a special event, board meeting, etc.), Client shall reimburse Consultant for reasonable and pre-approved travel and rent or lodging, but not food or meals, incurred by Consultant for such "non-routine" travel to Florida.


CONSULTANT:                           CLIENT:

PAUL W. HENRY                         TELESERVICES INTERNATIONAL GROUP INC.



                                      By:
---------------------------------        ------------------------------------
                                            Robert P. Gordon, Chairman









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                                                                       Exhibit B